Exhibit 99.1

Contacts:
Investor Relations	Media Relations:
Gary Kohn, 303-967-8276	Colin Wheeler, 303-967-6553
gary.kohn@firstdata.com	colin.wheeler@firstdata.com

First Data Reports First Quarter Results

Revenue Growth Was Strong at 10%

Denver, April 20, 2006 – First Data Corp. (NYSE: FDC) today reported its financial results for the first quarter of 2006. Consolidated revenue was $2.7 billion, up 10%. Net income from continuing operations was $375 million, or $0.48 per share. Earnings per share were negatively impacted by a net $0.01 of other items, primarily related to the $15 million settlement of a previously filed patent lawsuit.

“We are excited about our performance in the first quarter, especially that of Commercial Services. Results were in line with our expectations and we are pleased with the underlying strength in all of our major segments. Segment revenue growth was 10%, with strong segment operating profit growth of 13%,” said Ric Duques, chairman and chief executive officer. “We are well positioned to deliver on our committed earnings growth projections. We continue to focus on driving sales and delivering quality service to our clients. We will continue to take positive actions in areas that do not meet our expectations; thereby unlocking the inherent shareholder value within First Data.”

Segment Results

For the quarter, Western Union generated revenue of $1.1 billion, a 16% increase, and operating profit was $337 million, up 13%. Profit margin was strong at 32%. Western Union’s results were driven by strong consumer-to-consumer transaction growth of 31%. Consumer-to-consumer revenue increased 18%. The consumer-to-business service continues its turn around and delivered transaction growth of 12% and revenue growth of 5%.

For the quarter, Commercial Services generated revenue of $934 million, a very strong 9% growth or 6% excluding reimbursable debit network fees. Operating profit was $214 million, up a strong 24% or 9% excluding integration expense from 2005. Margin for the quarter improved to 23% from 20% or to 28.4% from 27.6% excluding reimbursable debit network fees and 2005 integration costs. First quarter results were driven by a continued focus on sales, operating cost efficiencies and strong transaction growth of 15%.

For the quarter, Financial Institution Services generated revenue of $445 million, down 5%. Operating profit was $84 million, down 4%. Margin for the quarter improved to 18.9% from 18.6% or to 28.8% from 27.6% excluding reimbursables.

For the quarter, First Data International generated revenue of $264 million, up 24% and operating profit was $29 million, up 35%. Margin improved to 11.0% from 10.1%.

Outlook for 2006

Commenting on the rest of the year Duques said, “We are confident in delivering on our 2006 earnings per share target of $2.35—$2.42 from continuing operations. While it has not been our practice to provide quarterly guidance, given the transitional nature of this year, we feel it is important to share our earnings per share expectations for the second quarter. We anticipate second quarter earnings per share to be in the range of $0.52 to $0.55 from continuing operations, which is squarely in line with our original second quarter 2006 operating plan. Both full year and second quarter guidance exclude future spin costs and any impact from the spin or sales of businesses, as we are currently unable to reasonably estimate these items.”

Non-GAAP Measures

In certain circumstances results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Invest” section of the company’s web site at www.firstdata.com.

Investor and Analyst Conference

First Data will hold an investor and analyst conference call tomorrow April 21 at 8:00 a.m. EDT. Ric Duques, chairman and CEO, will host the call. To listen to the broadcast, please log on to http://www.firstdata.com, and click on the link under the Invest section at least 15 minutes prior to the start of the call. To participate in the call, dial 888-831-9087 (U.S.) or +1-773-799-3935 (outside the U.S.) ten minutes prior to the start of the call and enter passcode FDC. A replay of the webcast will be available on the company website shortly after the call ends until 5:00 p.m. EDT April. 28, or call 888-445-8681 (U.S.) or +1-203-369-3156 (outside the U.S.). No passcode is required.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

About First Data

First Data Corp. (NYSE: FDC) is a leading provider of electronic commerce and payment solutions for businesses and consumers worldwide. Serving 4.6 million merchant locations, 1,600 card issuers and millions of consumers, First Data powers the global economy by making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. The company’s portfolio of services and solutions includes credit, debit, private-label, smart and stored-value card issuing and merchant transaction processing services; money transfer services; money orders; fraud protection and authentication solutions; check guarantee and verification services through TeleCheck; as well as Internet commerce and mobile solutions. Western Union, Vigo and Orlandi Valuta together make up one of the world’s largest money transfer networks with approximately 274,000 Agent locations in more than 200 countries and territories. The company’s STAR Network offers PIN-secured debit acceptance at 1.9 million ATM and retail locations. For more information, visit www.firstdata.com.

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding First Data Corporation’s business which are not historical facts, including the revenue and earnings projections, are “forward-looking statements.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company’s forward-looking statements are premised include: (a) no unanticipated developments that delay or negatively impact the planned tax-free spin-off of 100% of the Western Union subsidiary to the Company’s shareholders; (b) continued growth at rates approximating recent levels for card-based payment transactions, consumer money transfer transactions and other product markets; (c) successful conversions under service contracts with major clients; (d) renewal of material contracts in the Company’s business units consistent with past experience; (e) timely, successful and cost effective implementation of processing systems to provide new products, improved functionality and increased efficiencies; (f) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (g) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (h) absence of further consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (i) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost management initiatives; (j) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (k) anticipation of and response to technological changes, particularly with respect to e-commerce; (l) attracting and retaining qualified key employees; (m) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (n) continuation of the existing interest rate environment so as to avoid increases in agent fees related to IPS’ products and increases in interest on the Company’s borrowings; (o) absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly in high-volume corridors, without a corresponding increase in volume or consumer fees; (p) continued political stability in countries in which Western Union has material operations; (q) implementation of Western Union agent agreements with governmental entities according to schedule and no interruption of relations with countries in which Western Union has or is implementing material agent agreements; (r) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (s) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (t) no material breach of security of any of our systems; and (u) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended March 31,
	2006	2005	Change
Revenues:
Transaction and processing service fees:
Money transfer services	$1,034.0	$897.7	15%
Merchant services	593.4	543.6	9%
Check services	94.3	95.9	-2%
Card services	390.9	407.9	-4%
Other services	80.7	85.9	-6%
Investment income, net	(13.0)	(12.8)	-2%
Product sales and other	181.2	146.0	24%
Reimbursable debit network fees, postage and other	340.3	302.1	13%

	2,701.8	2,466.3	10%

Expenses:
Cost of services	1,330.4	1,203.6	11%
Cost of products sold	66.6	59.6	12%
Selling, general and administrative	407.5	390.4	4%
Reimbursable debit network fees, postage and other	340.3	302.1	13%
Other operating expenses:
Restructuring, net	(0.8)	—	NM
Impairments	—	(1.0)	NM
Litigation and regulatory settlements	15.0	0.1	NM
Other	2.2	—	NM

	2,161.2	1,954.8	11%

Operating profit	540.6	511.5	6%

Other income (expense):
Interest income	8.4	4.9	71%
Interest expense	(69.2)	(48.1)	44%
Investment gains and (losses)	—	22.8	NM
Divestitures, net	7.6	6.3	NM

	(53.2)	(14.1)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	487.4	497.4	-2%
Income taxes	143.9	143.4	0%
Minority interest	(29.6)	(27.6)	7%
Equity earnings in affiliates	60.8	48.1	26%

Income from continuing operations	374.7	374.5	0%
Loss from discontinued operations, net of taxes of $(0.6) and $0, respectively (a)	(1.0)	—	NM

Net income	$373.7	$374.5	0%

Earnings per share from continuing operations:
Basic	$0.49	$0.47	4%
Diluted	$0.48	$0.47	2%
Earnings per share:
Basic	$0.49	$0.47	4%
Diluted	$0.48	$0.47	2%
Weighted-average shares outstanding:
Basic	765.5	793.6	-4%
Diluted	780.2	803.9	-3%
Shares outstanding at end of period	765.6	778.6	-2%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended March 31,
	2006	2005	Change
Revenues:
Western Union	$1,060.9	$918.2	16%
First Data Commercial Services	934.4	855.0	9%
First Data Financial Institution Services	445.2	470.6	-5%
First Data International	263.9	213.4	24%
Integrated Payment Systems	30.3	33.1	-8%

Subtotal segment revenues	2,734.7	2,490.3	10%
All Other and Corporate	147.3	131.0	12%

	2,882.0	2,621.3	10%

Adjustments for items included in segment and All Other and Corporate revenues: (b)
Equity earnings in affiliates (c)	(68.9)	(57.3)	20%
Interest income	(8.4)	(4.9)	71%
Eliminations (d)	(102.9)	(92.8)	NM

Consolidated revenue	$2,701.8	$2,466.3	10%

Operating profit: (e)
Western Union	$336.8	$298.2	13%
First Data Commercial Services	214.4	173.4	24%
First Data Financial Institution Services	84.3	87.6	-4%
First Data International	29.1	21.6	35%
Integrated Payment Systems	4.4	10.8	-59%

Subtotal segment operating profit	669.0	591.6	13%
All Other and Corporate	(12.0)	1.0	NM

	657.0	592.6	11%

Adjustments for items included in segment and All Other and Corporate operating profit: (b)
Equity earnings in affiliates	(60.8)	(48.1)	26%
Minority interest from segment operations (f)	29.9	27.6	8%
Eliminations (d)	(60.7)	(56.6)	NM
Interest expense	(69.2)	(48.1)	44%
Items excluded from segment operations (g)	(8.8)	30.0	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$487.4	$497.4	-2%

Depreciation & Amortization:
Western Union	$25.9	$20.4	27%
First Data Commercial Services	78.1	81.5	-4%
First Data Financial Institution Services	38.6	42.0	-8%
First Data International	42.1	35.6	18%
Integrated Payment Systems	2.9	3.0	-3%
All Other and Corporate	13.9	12.9	8%

Consolidated depreciation & amortization	$201.5	$195.4	3%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

Effective January 1, 2006, the Company began assessing performance and allocating resources based on a new segment structure. Segment results for 2005 and 2004 have been adjusted to reflect the new structure. In addition, consolidated revenues for 2005 and 2004 have been adjusted to present “Transaction and processing service fees” by revenue type and to reflect the reclassification of debit network fees from “Transaction and processing service fees” to “Reimbursable debit network fees, postage and other.”

(a)	Discontinued operations relate to NYCE.

(b)	Reconciles the total segment and All Other and Corporate revenue to consolidated revenue or total segment and All Other and Corporate operating profit to income before income taxes, minority interest, equity earnings in affiliates and discontinued operations as reported on the Consolidated Statements of Income.

(c)	Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company’s proportionate share of the investee’s net book value.

(d)	Represents elimination of adjustment to record Integrated Payment Systems segment investment income and its related operating profit on a pretax equivalent basis and elimination of intersegment revenue.

(e)	Segment and All Other and Corporate operating profit includes interest income, minority interest from segment operations, equity earnings in affiliates and the allocation of corporate overhead. Segment and All Other and Corporate operating profit excludes items discussed in note (g) below and interest expense.

(f)	Minority interest from segment operations excludes minority interest attributable to items excluded from segment operations discussed in note (g) below as well as minority interest related to interest expense and income taxes.

(g)	Items, other than interest expense, excluded from segment operations consist of the following:

(in millions)	Three months ended March 31, 2006
Restructuring, net	$0.8	Reversals of excess restructuring accruals of $1.2 million during the three months were partially offset by a $0.4 million charge related to a facility closure associated with actions taken in the fourth quarter 2005.
Litigation and regulatory settlements	(15.0)	A charge was recorded during the three months related to the settlement of a patent infringement lawsuit in the Commercial Services segment.
Divestitures, net	7.6	Gains on the sale of corporate aircraft and a small business were recorded during the three months.
Other	(2.2)	Other relates to direct external costs incurred related to the spinoff of Western Union partially offset by the reversal of a portion of other charges recorded in 2005.

	(8.8)
Minority interest	—

	$(8.8)

(in millions)	Three months ended March 31, 2005
Impairments	$1.0	A gain was recorded for the three months due to the subsequent sale of assets previously impaired.
Litigation and regulatory settlements	(0.1)	Charges recorded during the three months relate to a regulatory settlement of $1.5 million in the Western Union segment offset by the reversal of an unutilized reserve established in 2000 for the settlement of a lawsuit also in the Western Union segment.
Investment gains and (losses)	22.8	A gain of $21.4 million on the sale of CheckFree Corporation common stock was recorded for the three months as well as the sale of other strategic investments.
Divestitures, net	6.3	A gain on the sale of a small business was recorded and certain excess divestiture accruals were reversed during the three months due to the expiration of certain contingencies.

	30.0
Minority interest	—

	$30.0

NM = Not meaningful.

FIRST DATA CORPORATION

FINANCIAL TRANSACTION PROCESSING

KEY INDICATORS

(Unaudited)

(in millions)

	Three Months Ended March 31,
	2006	2005	Change
Western Union
Consumer-to-consumer money transfer transactions (a)	33.26	25.34	31%
Consumer-to-business transactions (b)	44.30	39.59	12%
Commercial Services
Domestic merchant transactions (c)	5,833.9	5,092.0	15%
Financial Institution Services
Domestic active card accounts on file: (d)
Bankcard	30.3	43.4	-30%
Retail	57.2	56.6	1%

Total	87.5	100.0	-13%

Domestic debit issuer transactions (e)	2,074.5	1,839.5	13%
First Data International
International card accounts on file:
Bankcard	27.2	22.8	19%
Retail	5.2	3.9	33%

Total	32.4	26.7	21%

International transactions (f)	955.2	518.1	84%

(a)	Consumer-to-consumer money transfer transactions include consumer-to-consumer money transfer services worldwide. Amounts for 2006 include Vigo Remittance Corp. (“Vigo”) which was acquired in October 2005. Excluding Vigo, consumer-to-consumer money transfer transactions grew 22% for the three months ended March 31, 2006.

(b)	Consumer-to-business transactions include Quick Collect, EasyPay, PhonePay, Paymap’s Just-in-Time and Equity Accelerator services, and E Commerce Group’s Speedpay transactions directly processed by E Commerce Group.

(c)	Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions (“EBT”), and processed-only or gateway customer transactions at the point of sale (“POS”). Domestic merchant transactions also include acquired ATM transactions, gateway transactions at ATMs, and STAR PIN-debit POS transactions received from other acquirers.

(d)	Domestic active card accounts on file include customer accounts that had a balance or any monetary posting or authorization during the last month of the quarter.

(e)	Domestic debit issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions.

(f)	International transactions include VISA, MasterCard and other card association merchant acquiring and switching and debit issuer transactions for clients outside the U.S. Merchant transactions include credit, signature debit and PIN-debit POS, POS gateway and ATM transactions. Debit issuer transactions include signature and PIN-debit POS, POS gateway and ATM transactions.

FIRST DATA CORPORATION

SUPPLEMENTAL METRICS

(Unaudited)

For the Three Months Ended March 31, 2006:
Consolidated financial metrics (in millions):
Capital expenditures	$143
Dividends	$46

	Including Vigo	Excluding Vigo
Western Union
Consumer-to-consumer:
U.S. same store sales transaction growth	N/A	16%
International transaction growth	35%	28%
International revenue growth	18%	15%
Mexico transaction growth	55%	17%
Mexico revenue growth	54%	20%
Financial Institution Services
At March 31, 2006
Domestic card accounts on file (in millions):
Bankcard	66.5
Retail	259.2
Debit	100.0

Total	425.7

First Data International
At March 31, 2006
International card accounts on file (in millions):
Bankcard	27.2
Retail	5.2
Debit	14.4

Total	46.8

N/A - Not applicable

FIRST DATA CORPORATION

CONSOLIDATED REVENUE AND EXPENSE - ADJUSTED FOR SEGMENT REALIGNMENT

(unaudited)

(in millions)

	Twelve Months ended 12/31/2004	Three Months ended 3/31/2005	Three Months ended 6/30/2005	Three Months ended 9/30/2005	Three Months ended 12/31/2005	Twelve Months ended 12/31/2005
Revenues:
Transaction and processing service fees:
Money transfer services	$3,448.1	$897.7	$957.9	$1,001.3	$1,057.8	$3,914.7
Merchant services	2,324.9	543.6	589.5	611.6	653.4	2,398.1
Check services	413.8	95.9	94.5	95.6	95.3	381.3
Card services	1,627.2	407.9	398.3	392.8	393.0	1,592.0
Other services	353.3	85.9	85.7	79.5	80.3	331.4
Investment income, net	91.2	(12.8)	(14.8)	(14.2)	(16.5)	(58.3)
Product sales and other	671.3	146.0	160.6	178.7	164.5	649.8
Reimbursable debit network fees, postage and other	1,083.4	302.1	323.5	316.6	339.2	1,281.4

	$10,013.2	$2,466.3	$2,595.2	$2,661.9	$2,767.0	$10,490.4

Expenses:
Cost of services	$4,641.0	$1,203.6	$1,232.6	$1,255.3	$1,304.3	$4,995.8
Selling, general and administrative	1,610.5	390.4	407.9	402.8	427.3	1,628.4
Reimbursable debit network fees, postage and other	1,083.4	302.1	323.5	316.6	339.2	1,281.4
Other expenses	344.5	58.7	80.4	103.2	187.1	429.4

	$7,679.4	$1,954.8	$2,044.4	$2,077.9	$2,257.9	$8,335.0

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA - ADJUSTED FOR SEGMENT REALIGNMENT

(unaudited)

(in millions)

	Twelve Months ended 12/31/2004	Three Months ended 3/31/2005	Three Months ended 6/30/2005	Three Months ended 9/30/2005	Three Months ended 12/31/2005	Twelve Months ended 12/31/2005
Revenues:
Western Union	$3,523.6	$918.2	$979.6	$1,023.4	$1,079.1	$4,000.3
First Data Commercial Services	3,582.1	855.0	929.7	962.7	1,014.1	3,761.5
First Data Financial Institution Services	1,858.3	470.6	482.1	474.3	438.3	1,865.3
First Data International	769.5	213.4	212.8	228.7	263.3	918.2
Integrated Payment Systems	278.7	33.1	34.9	32.5	29.8	130.3

Subtotal segment revenues	10,012.2	2,490.3	2,639.1	2,721.6	2,824.6	10,675.6
All other and corporate	522.0	131.0	123.7	123.3	130.8	508.8

	10,534.2	2,621.3	2,762.8	2,844.9	2,955.4	11,184.4

Adjustments for items included in segment and all other and corporate revenue:
Equity earnings in affiliates	(198.3)	(57.3)	(64.6)	(74.5)	(76.8)	(273.2)
Interest income	(25.1)	(4.9)	(4.6)	(5.6)	(6.1)	(21.2)
Divested operations	58.1	—	—	—	—	—
Eliminations	(355.7)	(92.8)	(98.4)	(102.9)	(105.5)	(399.6)

Consolidated revenue	$10,013.2	$2,466.3	$2,595.2	$2,661.9	$2,767.0	$10,490.4

Operating profit:
Western Union	$1,121.0	$298.2	$324.3	$351.1	$360.1	$1,333.7
First Data Commercial Services	944.1	173.4	217.3	239.9	262.5	893.1
First Data Financial Institution Services	413.4	87.6	106.1	98.6	85.6	377.9
First Data International	77.7	21.6	23.5	29.5	38.7	113.3
Integrated Payment Systems	177.3	10.8	10.5	7.7	6.4	35.4

Subtotal segment operating profit	2,733.5	591.6	681.7	726.8	753.3	2,753.4
All other and corporate	(25.0)	1.0	(19.7)	(16.3)	(26.4)	(61.4)

	2,708.5	592.6	662.0	710.5	726.9	2,692.0

Adjustments for items included in segment and all other and corporate operating profit:
Equity earnings in affiliates	(163.9)	(48.1)	(55.4)	(65.7)	(67.7)	(236.9)
Divested operations	11.2	—	—	—	—	—
Minority interest from segment operations	136.8	27.6	32.9	35.4	34.5	130.4
Eliminations	(212.3)	(56.6)	(62.3)	(61.9)	(63.4)	(244.2)
Interest expense	(136.8)	(48.1)	(55.0)	(59.9)	(65.3)	(228.3)
Items excluded from segment operations	149.7	30.0	(22.2)	(18.4)	(70.5)	(81.1)

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$2,493.2	$497.4	$500.0	$540.0	$494.5	$2,031.9

FIRST DATA CORPORATION

FINANCIAL TRANSACTION PROCESSING

HISTORICAL KEY INDICATORS

(Unaudited)

(in millions)

	2004	2005
	FY	Q1	Q2	Q3	Q4	FY
Commercial Services
Domestic merchant transactions (a)	19,107.1	5,092.0	5,640.4	5,715.8	6,098.4	22,546.6
Financial Institution Services
Domestic active card accounts on file: (b)
Bankcard	48.1	43.4	44.0	28.8	30.1	30.1
Retail	51.6	56.6	57.1	58.3	61.8	61.8

Total	99.7	100.0	101.1	87.1	91.9	91.9

First Data International
International card accounts on file:
Bankcard	31.5	22.8	23.1	24.0	25.9	25.9
Retail	—	3.9	4.1	4.9	5.0	5.0

Total	31.5	26.7	27.2	28.9	30.9	30.9

International transactions (c)	1,850.7	518.1	568.4	667.8	919.8	2,674.1

(a)	Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions (“EBT”), and processed-only or gateway customer transactions at the point of sale (“POS”). Domestic merchant transactions also include acquired ATM transactions, gateway transactions at ATMs, and STAR PIN-debit POS transactions received from other acquirers.

(b)	Domestic active card accounts on file include customer accounts that had a balance or any monetary posting or authorization activity during the last month of the quarter.

(c)	International transactions include VISA, MasterCard and other card association merchant acquiring and switching and debit issuer transactions for clients outside the U.S. Merchant transactions include credit, signature debit and PIN-debit POS, POS gateway and ATM transactions. Debit issuer transactions include signature and PIN-debit POS, POS gateway and ATM transactions.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following measures provide meaningful information to assist investors and analysts in understanding our financial results and to better analyze trends in our underlying business. The non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three Months ended March 31,
	2006	2005	Change
Commercial Services
Revenue	$934.4	$855.0	9%
Reimbursable debit network fees	(179.5)	(141.8)

Revenue excluding reimbursable debit network fees	$754.9	$713.2	6%

Operating profit	$214.4	$173.4	24%
Integration expenses (1)	—	23.4

Operating profit excluding integration expenses	$214.4	$196.8	9%

Profit margin	22.9%	20.3%
Profit margin excluding debit network fees and integration expenses	28.4%	27.6%
Financial Institution Services
Revenue	$445.2	$470.6
Reimbursable postage and other	(152.8)	(153.4)

Revenue excluding reimbursable postage and other	$292.4	$317.2

Operating profit	$84.3	$87.6
Profit margin	18.9%	18.6%
Profit margin excluding reimbursable postage and other	28.8%	27.6%

(1)	Integration expenses relate to the cost of personnel who were assigned to work exclusively on the Concord integration or Company reorganization plus the allocation of a portion of the cost of certain Company personnel that were partially dedicated to such activities. Additionally, these expenses include certain internal and contract system development costs and infrastructure costs.